1 Midland States Bancorp, Inc. NASDAQ: MSBI Fourth Quarter 2023 Earnings Presentation

22 Forward-Looking Statements. This presentation may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements expressing management’s current expectations, forecasts of future events or long-term goals may be based upon beliefs, expectations and assumptions of the Company’s management, and are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. All statements in this presentation speak only as of the date they are made, and the Company undertakes no obligation to update any statement. A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements including changes in interest rates and other general economic, business and political conditions, the impact of inflation, continuing effects of the failures of Silicon Valley Bank and Signature Bank, increased deposit volatility and potential regulatory developments. These risks and uncertainties should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. Additional information concerning the Company and its businesses, including additional factors that could materially affect the Company’s financial results, are included in the Company’s filings with the Securities and Exchange Commission. Use of Non-GAAP Financial Measures. This presentation may contain certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures include “Adjusted Earnings,” "Adjusted Earnings Available to Common Shareholders," “Adjusted Diluted Earnings Per Share,” “Adjusted Return on Average Assets,” “Adjusted Return on Average Shareholders’ Equity,” “Adjusted Return on Average Tangible Common Equity,” “Adjusted Pre-Tax, Pre-Provision Income,” “Adjusted Pre-Tax, Pre-Provision Return on Average Assets,” “Efficiency Ratio,” “Tangible Common Equity to Tangible Assets,” “Tangible Book Value Per Share,” “Tangible Book Value Per Share excluding Accumulated Other Comprehensive Income,”and “Return on Average Tangible Common Equity.” The Company believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Not all companies use the same calculation of these measures; therefore this presentation may not be comparable to other similarly titled measures as presented by other companies. Reconciliations of these non-GAAP measures are provided in the Appendix section of this presentation.

33 Company Snapshot • Illinois state-chartered community bank founded in 1881 • $7.9 billion in assets • $3.7 billion Wealth Management business • Commercial bank focused on in-market relationships with national diversification in equipment finance • 53 branches in Illinois and Missouri • 16 successful acquisitions since 2008 Financial Highlights as of December 31, 2023 $7.9 Billion Total Assets $6.1 Billion Total Loans $6.3 Billion Total Deposits $3.7 Billion Assets Under Administration YTD Adjusted ROAA(1): 1.08% YTD Adjusted Return on TCE(1): 15.98% TCE/TA: 6.55% YTD PTPP(1) ROAA: 1.72% Dividend Yield: 4.35 % Price/Tangible Book: 1.18x Price/LTM EPS: 9.3x Notes: (1) Represents a non-GAAP financial measure. See “Non-GAAP Reconciliation” in the appendix.

4 Business and Corporate Strategy 4 Customer-Centric Culture Drive organic growth by focusing on customer service and accountability to our clients and colleagues; seek to develop bankers who create dynamic relationships; pursue continual investment in people; maintain a core set of institutional values, and build a robust technology platform that provides customers with a superior banking experience Operational Excellence A corporate-wide focus on driving improvements in people, processes and technology in order to generate further improvement in Midland's operating efficiency and financial performance Enterprise-Wide Risk Management Maintain a program designed to integrate controls, monitoring and risk-assessment at all key levels and stages of our operations and growth; ensure that all employees are fully engaged Accretive Acquisitions Maintain experienced acquisition team capable of identifying and executing transactions that build shareholder value through a disciplined approach to pricing; take advantage of relative strength in periods of market disruption Revenue Diversification Generate a diversified revenue mix and focus on growing businesses that generate strong recurring revenues such as wealth management

5 Successful Execution of Strategic Plan... 5 Total Assets (at period-end in billions) $1.1 $1.6 $1.5 $1.6 $1.7 $2.7 $2.9 $3.2 $4.4 $5.6 $6.1 $6.9 $7.4 $7.9 $7.9 Selected Acquisitions 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 CAG R si nce 201 6 IP O: 1 4% CAGR: 15% Selected Acquisitions: Total Assets at Time of Acquisition (in millions) 2009: Strategic Capital Bank ($540) 2010: AMCORE Bank ($500) 2014: Love Savings/Heartland Bank ($889) 2017: Centrue Financial ($990) 2018: Alpine Bancorp ($1,243) 2019: HomeStar Financial Group ($366)

6 ...Leads to Creation of Shareholder Value 6 Tangible Book Value Per Share(1) 22 Consecutive Years of Dividend Increases $17.31 $17.00 $18.64 $19.31 $21.66 $20.94 $23.35 $17.22 $17.09 $18.34 $18.80 $21.42 $24.72 $26.91 Tangible Book Value Per Share TBV/Share ex. AOCI 2017 2018 2019 2020 2021 2022 2023 TBV/Share ex. AOCI CAGR: 7.7% Dividends Declared Per Share $0.80 $0.88 $0.97 $1.07 $1.12 $1.16 $1.20 2017 2018 2019 2020 2021 2022 2023 CAGR: 7.0% Notes: (1) Represents a non-GAAP financial measure. See “Non-GAAP Reconciliation” in the appendix.

7 ...And Increased Profitability 7 Adjusted Diluted EPS(1) CAGR: 10.4% Adjusted ROATCE(1) 11.32% 15.00% 14.44% 9.24% 18.33% 18.59% 15.98% 2017 2018 2019 2020 2021 2022 2023 Notes: (1) Represents a non-GAAP financial measure. See “Non-GAAP Reconciliation” in the appendix. $1.89 $2.39 $2.54 $1.70 $3.65 $3.79 $3.42 2017 2018 2019 2020 2021 2022 2023

8 Overview of 4Q23 Strong Financial Performance Increase in Capital Ratios and TBV Continued Success in Developing Full Banking Relationships with Attractive Commercial Clients Positive Trends in Key Metrics 8 • Net income and level of returns increased from the prior quarter • Net income available to common shareholders of $18.5 million, or $0.84 diluted EPS • Pre-tax, pre-provision earnings(1) of $35.9 million • ROAA of 1.04% and ROTCE of 15.41% • Strong financial performance and prudent balance sheet management resulted in increases in all capital ratios • CET1 ratio increased 33bps to 8.40% • Tangible book value per share increased 7.8% during fourth quarter • Selective approach to new loan production in current environment with focus on clients that provide full banking relationships • New commercial loans partially offset continued runoff in GreenSky portfolio and the intentional reduction in equipment finance loans • New and expanded client relationships resulting in inflows of commercial deposits and improving overall deposit mix as balances of higher cost time deposits are reduced • Net interest margin increased to 3.21% • Efficiency ratio improved from the prior quarter • Wealth management AUA and fees increased from prior quarter Notes: (1) Represents a non-GAAP financial measure. See “Non-GAAP Reconciliation” in the appendix.

9 Loan Portfolio 9 • Total loans decreased $149.8 million from prior quarter to $6.13 billion • Decrease primarily driven by decline in equipment finance portfolio of $59.9 million, continued runoff of GreenSky portfolio of $70.4 million, and lower balances on commercial FHA warehouse lines • Decrease in non-core portfolios partially offset by new loan production from high quality commercial clients that provide full banking relationships • Consumer loan originations through LendingPoint partnership have been terminated as new loan production is focused on in-market commercial relationships Loan Portfolio Mix (in millions, as of quarter-end) 4Q 2023 3Q 2023 4Q 2022 Commercial loans and leases $ 1,956 $ 2,057 $ 2,006 Commercial real estate 2,407 2,412 2,433 Construction and land development 453 417 321 Residential real estate 380 375 366 Consumer 935 1,020 1,180 Total Loans $ 6,131 $ 6,281 $ 6,306 Total Loans ex. Commercial FHA Lines $ 6,131 $ 6,232 $ 6,280 $6,306 $6,354 $6,367 $6,281 $6,131 5.26% 5.65% 5.80% 5.93% 6.00% Total Loans Average Loan Yield 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023 Total Loans and Average Loan Yield (in millions, as of quarter-end)

10 Total Deposits 10 • Total deposits decreased $95.5 million from end of prior quarter, primarily due to seasonal outflows from public funds and servicing deposits • Noninterest-bearing deposits relatively stable as continued movement of funds into interest-bearing accounts was offset by new commercial and small business relationships • New and expanded client relationships resulting in inflows of commercial deposits that enabled the reduction of higher cost time deposits, resulting in an improvement in the overall deposit mix Deposit Mix (in millions, as of quarter-end) 4Q 2023 3Q 2023 4Q 2022 Noninterest-bearing demand $ 1,145 $ 1,155 $ 1,362 Interest-bearing: Checking $ 2,512 $ 2,572 $ 2,494 Money market $ 1,136 $ 1,091 $ 1,184 Savings $ 559 $ 582 $ 662 Time $ 863 $ 886 $ 650 Brokered time $ 95 $ 119 $ 13 Total Deposits $ 6,310 $ 6,405 $ 6,365 $6,365 $6,425 $6,427 $6,405 $6,310 1.23% 1.70% 2.09% 2.32% 2.41% Total Deposits Cost of Deposits 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023 Total Deposits and Cost of Deposits (in millions, as of quarter-end)

11 Deposit Summary as of December 31, 2023 11 Deposits by Channel (in millions) Commercial Deposits by NAICS Code (in millions) 20.4% 11.8% 7.3% 8.3% 1.3%8.5% 1.1% 3.6% 3.8% 2.0% 3.0% 1.9% 3.0% 12.3% 2.2% 9.5% Finance & Insurance RE, Rental & Leasing Manufacturing Other Services Skilled/Memory Care Construction Admin, Support, Waste Mgmt & Remediation Retail Trade Agriculture, Forestry, Fishing & Hunting Wholesale Trade Professional, Scientific & Tech Services Gasoline Station & C Stores Accom & Food NAICS code unavailable Health Care All Other All Other category made up of over 100 NAICS with Amusement and Theme Parks being the largest at $8 million $6.31 billion $1.05 billion $2,743 43.5% $1,050 16.6% $952 15.1% $279 4.4% $210 3.3% $780 12.4% $296 4.7% Retail Deposits Commercial Deposits Servicing Deposits Public Funds Brokered Deposits ICS Reciprocal Other

12 Uninsured Deposits 12 Average Deposit Balance per Account = $34,000 Uninsured Deposits (in millions) December 31, 2023 September 30, 2023 Call Report Uninsured Estimate $ 1,642 $ 1,737 Call Report Estimated Uninsured Deposits to Total Deposits 26% 27 % Less: Affiliate Deposits (MSB owned funds) (38) (44) Less: Additional structured FDIC coverage (30) (49) Less: Collateralized Deposits (358) (367) Estimated uninsured deposits excluding items above $ 1,216 $ 1,277 Estimated Uninsured Deposits to Total Deposits 19% 20 % Total Deposits $ 6,310 $ 6,405

13 Investment Portfolio As of December 31, 2023 13 Fair Value of Investments by Type 0.1% 7.9% 62.7% 9.1% 6.3% 3.0% 10.9% Treasuries US GSE & US Agency MBS - agency MBS - non agency State & Muni CLOs Corporate • All Investments are classified as Available for Sale • Average T/E Yield is 4.16% for 4Q23 • Average Duration is 4.97 years • Purchased $93.8 million with T/E Yield of 7.04%, Sold $24.5 million with T/E Yield of 1.76% in 4Q23 Investments by Yield and DurationInvestment Mix & Unrealized Gain (Loss) (in millions) Fair Value Book Value Unrealized Gain (Loss) Treasuries $ 1 $ 1 $ — US GSE & US Agency 73 74 (1) MBS - agency 575 650 (75) MBS - non agency 84 87 (3) State & Municipal 57 63 (6) CLOs 28 28 — Corporate 99 110 (11) Total Investments $ 916 $ 1,013 $ (97) Duration Yi el d 0 1 2 3 4 5 6 7 8 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% $916 million

14 Liquidity Overview 14 Liquidity Sources (in millions) December 31, 2023 September 30, 2023 Cash and Cash Equivalents $ 135.1 $ 132.1 Unpledged Securities 346.8 258.1 FHLB Committed Liquidity 936.0 883.9 FRB Discount Window Availability 699.9 759.8 Total Estimated Liquidity $ 2,117.8 $ 2,033.9 Conditional Funding Based on Market Conditions Additional Credit Facility $ 419.0 $ 364.0 Brokered CDs (additional capacity) $ 500.0 $ 500.0

15 Net Interest Income/Margin 15 • Net interest income down slightly from prior quarter due to lower average earning assets • Net interest margin increased 1bp to 3.21% as the increase in the average yield on earning assets exceeded the increase in the cost of deposits • Average rate on new and renewed loan originations increased 66bps to 8.22% in 4Q23 from 7.56% in 3Q23 • Net interest margin expected to continue to be relatively stable as loan portfolio continues to reprice and the impact of continued repositioning in the investment portfolio is realized Net Interest Income (in millions) Net Interest Margin $63.6 $60.5 $58.8 $58.6 $58.1 $0.3 $0.4 $0.4 $0.2 $0.3 NII Accretion Income 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023 3.50% 3.39% 3.23% 3.20% 3.21% 0.02% 0.02% 0.02% 0.01% 0.02% NIM Accretion Income 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023

Loans & Securities - Repricing and Maturity

Total Loans and Leases (net of unearned income)[1]

(in millions)

As of December 31, 2023	Repricing Term								Rate Structure		
	3 mos or less	3-12 mos	1-3 years	3-5 years	5-10 years	10-15 years	Over 15 years	Total	Floating Rate	Adjustable Rate	Fixed Rate
Commercial loans and leases	$ 717	$ 310	$ 571	$ 295	$ 41	$ 4	$ 18	$1,956	$ 501	$ 79	$ 1,376
Commercial real estate	773	334	678	400	172	15	35	2,407	597	243	1,567
Construction and land	281	72	70	29	1	—	—	453	251	25	177
Residential real estate	70	57	78	65	84	20	7	381	52	121	208
Consumer	215	228	469	16	7	—	—	935	122	—	813
Total	$2,056	$1,001	$1,866	$ 804	$ 305	$ 39	$ 60	$6,131	$ 1,522	$ 468	$ 4,141
% of Total	34 %	16 %	30 %	13 %	5 %	1 %	1 %	100 %	25 %	8 %	68 %
Weighted Average Rate	7.75 %	5.56 %	5.22 %	5.19 %	4.52 %	4.01 %	0.32 % [2]	6.03 %	8.23 %	4.73 %	5.36 %

Investment Securities Available for Sale[3]

(in millions)

As of December 31, 2023	Maturity & Projected Cash Flow Distribution					
	1 year or less	1-3 years	3-5 years	5-10 years	Over 10 years	Total
Amortized Cost	$ 164	$ 258	$ 186	$ 289	$ 116	$ 1,013
% of Total	16 %	25 %	18 %	29 %	11 %	100 %

Notes:

(1) Based on projected principal payments for all loans plus the next reset for floating and adjustable rate loans and the maturity date of fixed rate loans.
(2) Over 15 years category includes all nonaccrual loans and leases.
(3) Projected principal cash flows for securities. Differences between amortized cost and total principal are included in Over 10 years.

Midland States Bancorp, Inc.

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17 Wealth Management 17 • Assets under administration increased mainly due to $106 million of new accounts won and positive market performance • Wealth Management fees increased from prior quarter due to increases in estate and trust fees from new business development efforts • New technology planned to launch in 2Q24 • Two new wealth advisors positively impacting new business development Assets Under Administration (in millions) Wealth Management Revenue (in millions) $3,505 $3,503 $3,595 $3,501 $3,733 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023 $6.23 $6.41 $6.27 $6.29 $6.60 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023

18 Noninterest Income 18 • Noninterest income increased from prior quarter • 4Q23 noninterest income included one-time servicing revenues of $3.8 million and $1.1 million gain from the sale of Visa B stock • One-time increases were offset by $2.9 million of losses on the sale of investment securities as part of additional repositioning in the investment portfolio that will be accretive to earnings going forward • Noninterest income expected to be in the range of $18.0 - $18.5 million in 1Q24 Noninterest Income (in millions) $33.8 $15.8 $18.8 $11.5 $20.5 Wealth Management Interchange Service Charges on Deposits Residential Mortgage All Other 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023(1) Notes: (1) September 30, 2023 amounts include the impact of the revision stated in the Fourth Quarter 2023 Earnings Release

19 Noninterest Expense and Operating Efficiency 19 Noninterest Expense and Efficiency Ratio (1) (Noninterest expense in millions) $49.9 $44.5 $42.9 $42.0 $44.5 $3.3 58.3% 57.6% 55.0% 55.8% 55.2% Total Noninterest Expense Adjustments to Noninterest Expense Efficiency Ratio 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023 • Efficiency Ratio (1) was 55.2% in 4Q 2023 vs. 55.8% in 3Q 2023 • Noninterest expense increased from prior quarter primarily due to increased incentive and performance based expense accruals and increased medical costs, partially offset by $1.1 million benefit recognized from Employees Retention Tax Credit • Near-term operating expense run-rate expected to be approximately $45.5 - $46.5 million Notes: (1) Represents a non-GAAP financial measure. See “Non-GAAP Reconciliation” in the appendix.

20 Asset Quality 20 • Nonperforming loans relatively flat with small increase of $0.4 million, of which equipment finance increased $2.1 million in the current quarter • Net charge-offs to average loans was 0.33% primarily driven by equipment finance • Provision for credit losses on loans of $7.0 million, primarily related to the equipment finance portfolio, changes in forecasts and other Q factors, and increases to specific reserves Nonperforming Loans / Total Loans (Total Loans as of quarter-end) NCO / Average Loans 0.78% 0.80% 0.86% 0.89% 0.92% 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023 0.03% 0.14% 0.19% 0.22% 0.33% 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023

21 Changes in Allowance for Credit Losses 21 ($ in thousands) ▪ Changes to specific reserves ▪ New Loans ▪ Changes in Credit quality including risk rating ▪ Changes in portfolio mix ▪ Aging of existing portfolio ▪ Other charge-offs and recoveries ▪ Change to macro- economic variables and forecasts ▪ Changes to other economic qualitative factors $66,669 $670 $715 $448 $68,502 ACL September 30, 2023 Specific Reserves Portfolio Changes Economic Factors ACL December 31, 2023

22 ACL by Portfolio 22 ($ in thousands) December 31, 2023 September 30, 2023 Portfolio Loans ACL % of Total Loans Loans ACL % of Total Loans Commercial $ 825,938 $ 8,897 1.08% $ 874,004 $ 7,563 0.87 % Warehouse Lines — — — % 48,547 — — % Commercial Other 656,592 12,950 1.97% 697,235 11,847 1.70 % Equipment Finance Loans 531,143 12,496 2.35% 578,931 11,361 1.96 % Equipment Finance Leases 473,350 12,940 2.73% 485,460 9,436 1.94 % CRE non-owner occupied 1,622,668 12,716 0.78% 1,636,168 16,253 0.99 % CRE owner occupied 436,857 4,742 1.09% 439,642 5,265 1.20 % Multi-family 279,904 2,398 0.86% 269,708 2,583 0.96 % Farmland 67,416 373 0.55% 66,646 510 0.77 % Construction and Land Development 452,593 4,163 0.92% 416,801 3,530 0.85 % Residential RE First Lien 317,388 4,906 1.55% 313,638 5,038 1.61 % Other Residential 63,195 647 1.02% 61,573 660 1.07 % Consumer 107,743 711 0.66% 111,432 847 0.76 % Consumer Other(1) 827,435 3,059 0.37% 908,576 3,137 0.35 % Total Loans 6,131,079 68,502 1.12% 6,280,883 66,669 1.06 % Loans (excluding BaaS portfolio(1) and warehouse lines) 5,215,645 65,003 1.25% 5,235,383 63,090 1.21 % Notes: (1) Primarily consists of loans originated through GreenSky relationship

23 2024 Outlook and Priorities 23 • Well positioned to start 2024 with increased levels of capital, liquidity, and reserves • Prudent risk management will remain top priority while economic uncertainty remains with business development efforts focused on adding new commercial and retail deposit relationships throughout our markets • Strong financial performance and prudent balance sheet management should lead to further increases in capital ratios • New loan production focused on high quality commercial relationships will be partially funded with runoff from GreenSky portfolio and continued intentional reduction of the equipment finance portfolio • Neutral interest rate sensitivity positions Midland well for managing future changes in interest rates • Maintain disciplined expense management while also investing in areas that will enhance the long-term value of the franchise * Improvements in technology platform and additional advisors expected to positively impact business development in Wealth Management * Expanded presence in higher growth St. Louis market including the addition of a new market president expected to accelerate efforts to add new commercial, retail and wealth management clients * Banking-as-a-Service initiative expected to start making meaningful contribution to deposit gathering and fee income during 2024 * New mortgage originators added to capitalize on anticipated decline in interest rates with a focus on adding core client relationships that will utilize multiple products and services

24 APPENDIX 24

2525 Industries as a percentage of Commercial, CRE and Equipment Finance Loans and Leases with outstanding balances of $4.82 billion as of 12/31/2023 ($s in millions) RE/Rental & Leasing $1,616.6 33.6% All Others $586.4 12.2% Skilled Nursing $469.3 9.7% Construction - General $333.9 6.9% Manufacturing $237.3 4.9% Finance and Insurance $261.6 5.4% Accommodation & Food Svcs $222.8 4.6% Trans./Ground Passenger $198.7 4.1% Assisted Living $112.4 2.3% Ag., Forestry, & Fishing $151.5 3.1% General Freight Trucking $204.2 4.2% Retail Trade $180.6 3.8% Wholesale Trade $67.0 1.4% Other Services $102.6 2.1% Commercial Loans and Leases by Industry Health Care $70.5 1.5%

26 Commercial Real Estate Portfolio by Collateral Type 26 CRE Concentration (as of December 31, 2023) CRE as a % of Total Loans 46.6% CRE as a % of Total Risk-Based Capital (1) 265.2% Notes: (1) Represents non-owner occupied CRE loans only Collateral type as a percentage of the Commercial Real Estate and Construction Portfolio with outstanding balances of $2.86 billion as of December 31, 2023 ($s in millions) Skilled Nursing $469.1 16.4% Retail $454.6 15.9% Multi-Family $516.3 18.1% Industrial/Warehouse $218.0 7.6% Assisted Living $138.7 4.9% Hotel/Motel $159.7 5.6% All Other $174.1 6.1% Office $153.8 5.4% Farmland $66.3 2.3% Residential 1-4 Family $85.5 3.0% Raw Land $16.0 0.6% Restaurant $30.8 1.1% Mixed Use/Other $93.6 3.3% Medical Building $103.8 3.6% Special Purpose $102.4 3.6% C-Store/Gas Station $76.7 2.7%

27 Capital Ratios and Strategy 27 • Capital initiatives increased CET1 to 8.40% from 7.77% at 12/31/22 with limited buybacks below TBV • Internal capital generated from strong profitability and slower balance sheet growth expected to raise TCE ratio to 7.00%-7.75% by the end of 2024 • Capital actions and strong profitability expected to enable MSBI to raise capital ratios while maintaining current dividend payout Capital Strategy Capital Ratios (as of December 31, 2023) 6.55% 8.40% 9.71% 10.91% 13.20% 11.44% 10.18% 11.44% 12.40% Consolidated Bank Level TCE/TA Common Eq. Tier 1 Tier 1 Leverage Tier 1 RBC Total RBC

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Tangible Book Value Per Share

(dollars in thousands, except per share data)	For the Year Ended 2017	2018	2019	2020	2021	2022	2023
Shareholders' Equity to Tangible Common Equity							
Total shareholders' equity—GAAP	$ 449,545	$ 608,525	$ 661,911	$ 621,391	$ 663,837	$ 758,574	$ 791,853
Adjustments:							
Preferred Stock	(2,970)	(2,781)	—	—	—	(110,548)	(110,548)
Goodwill	(98,624)	(164,673)	(171,758)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(16,932)	(37,376)	(34,886)	(28,382)	(24,374)	(20,866)	(16,108)
Tangible common equity	331,019	403,695	455,267	431,105	477,559	465,256	503,293
Less: Accumulated other comprehensive income (AOCI)	1,758	(2,108)	7,442	11,431	5,237	(83,797)	(76,753)
Tangible common equity excluding AOCI	$ 329,261	$ 405,803	$ 447,825	$ 419,674	$ 472,322	$ 549,053	$ 580,046
Common Shares Outstanding	19,122,049	23,751,798	24,420,345	22,325,471	22,050,537	22,214,913	21,551,402
Tangible Book Value Per Share	$ 17.31	$ 17.00	$ 18.64	$ 19.31	$ 21.66	$ 20.94	$ 23.35
Tangible Book Value Per Share excluding AOCI	$ 17.22	$ 17.09	$ 18.34	$ 18.80	$ 21.42	$ 24.72	$ 26.91

28

Midland States Bancorp, Inc.

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Earnings Reconciliation

(dollars in thousands, except per share data)	For The Year Ended 2017	2018	2019	2020	2021	2022	2023
Income before income taxes - GAAP	$ 26,471	$ 50,805	$ 72,471	$ 32,014	$ 99,112	$ 129,838	$ 107,573
Adjustments to noninterest income:							
(Gain) on sales of investment securities, net	(222)	(464)	(674)	(1,721)	(537)	230	9,372
(Gain) on termination of hedged interest rate swaps	—	—	—	—	(2,159)	(17,531)	—
(Gain) on sale of Visa B shares	—	—	—	—	—	—	(1,098)
(Gain) on repurchase of subordinated debt	—	—	—	—	—	—	(676)
Other income	67	(89)	29	17	(48)	—	—
Total adjustments to noninterest income	(155)	(553)	(645)	(1,704)	(2,744)	(17,301)	7,598
Adjustments to noninterest expense:							
Impairment related to facilities optimization	(1,952)	—	(3,577)	(12,847)	—	—	—
(Loss) gain on mortgage servicing rights held for sale	(4,059)	(458)	490	(1,692)	(222)	(3,250)	—
FHLB advances prepayment fees	—	—	—	(4,872)	(8,536)	—	—
Loss on repurchase of subordinated debt	—	—	(1,778)	(193)	—	—	—
Integration and acquisition expenses	(17,738)	(24,015)	(5,493)	(2,309)	(4,356)	(347)	—
Total adjustments to noninterest expense	(23,749)	(24,473)	(10,358)	(21,913)	(13,114)	(3,597)	—
Adjusted earnings pre tax - non-GAAP	50,065	74,725	82,184	52,223	109,482	116,134	115,171
Adjusted earnings tax	15,170	17,962	19,358	12,040	26,261	27,113	29,682
Adjusted earnings - non-GAAP	34,895	56,763	62,826	40,183	83,221	89,021	85,489
Preferred stock dividends, net	83	141	46	—	—	3,169	8,913
Adjusted earnings available to common shareholders	$ 34,812	$ 56,622	$ 62,780	$ 40,183	$ 83,221	$ 85,852	$ 76,576
Adjusted diluted earnings per common share	$ 1.89	$ 2.39	$ 2.54	$ 1.70	$ 3.65	$ 3.79	$ 3.42
Adjusted return on average tangible common equity	11.32 %	15.00 %	14.44 %	9.24 %	18.33 %	18.59 %	15.98 %

Midland
States Bancorp, Inc.

29

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Earnings Reconciliation

(dollars in thousands, except per share data)	For The Quarter Ended December 31, 2023	September 30, 2023[1]	June 30, 2023	March 31, 2023	December 31, 2022
Income before income taxes - GAAP	$ 27,152	$ 22,935	$ 28,820	$ 28,666	$ 43,902
Adjustments to noninterest income:					
Loss on sales of investment securities, net	2,894	4,961	869	648	—
(Gain) on termination of hedged interest rate swaps	—	—	—	—	(17,531)
(Gain) on sale of Visa B shares	(1,098)	—	—	—	—
(Gain) on repurchase of subordinated debt	—	—	(676)	—	—
Total adjustments to noninterest income	1,796	4,961	193	648	(17,531)
Adjustments to noninterest expense:					
(Loss) on mortgage servicing rights held for sale	—	—	—	—	(3,250)
Total adjustments to noninterest expense	—	—	—	—	(3,250)
Adjusted earnings pre tax - non-GAAP	28,948	27,896	29,013	29,314	29,621
Adjusted earnings tax	6,927	8,389	7,297	7,069	7,174
Adjusted earnings - non-GAAP	22,021	19,507	21,716	22,245	22,447
Preferred stock dividends	2,228	2,229	2,228	2,228	3,169
Adjusted earnings available to common shareholders	$ 19,793	$ 17,278	$ 19,488	$ 20,017	$ 19,278
Adjusted diluted earnings per common share	$ 0.89	$ 0.78	$ 0.87	$ 0.88	$ 0.85
Adjusted return on average assets	1.11 %	0.98 %	1.10 %	1.15 %	1.13 %
Adjusted return on average shareholders' equity	11.42 %	10.03 %	11.21 %	11.76 %	11.89 %
Adjusted return on average tangible common equity	16.51 %	14.24 %	16.10 %	17.11 %	16.80 %

Adjusted Pre-Tax, Pre-Provision Earnings Reconciliation

(dollars in thousands)	For the Quarter Ended December 31, 2023	September 30, 2023[1]	June 30, 2023	March 31, 2023	December 31, 2022
Adjusted earnings pre tax - non-GAAP	$ 28,948	$ 27,896	$ 29,013	$ 29,314	$ 29,621
Provision for credit losses	6,950	5,168	5,879	3,135	3,544
Impairment on commercial mortgage servicing rights	—	—	—	—	—
Adjusted pre-tax, pre-provision earnings - non-GAAP	$ 35,898	$ 33,064	$ 34,892	$ 32,449	$ 33,165
Adjusted pre-tax, pre-provision return on average assets	1.80 %	1.66 %	1.76 %	1.67 %	1.68 %

Notes:
(1) **September 30, 2023 amounts include the impact of the revision stated in the Fourth Quarter 2023 Earnings Release**

Midland States Bancorp, Inc.

30

3131 MIDLAND STATES BANCORP, INC. RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued) Efficiency Ratio Reconciliation For the Quarter Ended December 31, September 30, June 30, March 31, December 31, 2023 2023(1) 2023 2023 2022 (dollars in thousands) Noninterest expense - GAAP $ 44,488 $ 42,038 $ 42,894 $ 44,482 $ 49,943 Loss on mortgage servicing rights held for sale — — — — (3,250) Adjusted noninterest expense $ 44,488 $ 42,038 $ 42,894 $ 44,482 $ 46,693 Net interest income - GAAP $ 58,077 $ 58,596 $ 58,840 $ 60,504 $ 63,550 Effect of tax-exempt income 183 205 195 244 286 Adjusted net interest income 58,260 58,801 59,035 60,748 63,836 Noninterest income - GAAP 20,513 11,545 18,753 15,779 33,839 Loss on sales of investment securities, net 2,894 4,961 869 648 — (Gain) on termination of hedged interest rate swaps — — — — (17,531) (Gain) on sale of Visa B shares (1,098) — — — — (Gain) on repurchase of subordinated debt — — (676) — — Adjusted noninterest income 22,309 16,506 18,946 16,427 16,308 Adjusted total revenue $ 80,569 $ 75,307 $ 77,981 $ 77,175 $ 80,144 Efficiency ratio 55.22% 55.82% 55.01% 57.64% 58.26 % Notes: (1) September 30, 2023 amounts include the impact of the revision stated in the Fourth Quarter 2023 Earnings Release

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued)

Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share

	As of				
(dollars in thousands, except per share data)	December 31, 2023	September 30, 2023[1]	June 30, 2023	March 31, 2023	December 31, 2022
Shareholders' Equity to Tangible Common Equity					
Total shareholders' equity—GAAP	$ 791,853	$ 757,610	$ 776,821	$ 775,643	$ 758,574
Adjustments:					
Preferred Stock	(110,548)	(110,548)	(110,548)	(110,548)	(110,548)
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(16,108)	(17,238)	(18,367)	(19,575)	(20,866)
Tangible common equity	$ 503,293	$ 467,920	$ 486,002	$ 483,616	$ 465,256
Less: Accumulated other comprehensive income (AOCI)	(76,753)	(101,181)	(84,719)	(77,797)	(83,797)
Tangible common equity excluding AOCI	$ 580,046	$ 569,101	$ 570,721	$ 561,413	$ 549,053
Total Assets to Tangible Assets:					
Total assets—GAAP	$ 7,866,868	$ 7,969,285	$ 8,034,721	$ 7,930,174	$ 7,855,501
Adjustments:					
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(16,108)	(17,238)	(18,367)	(19,575)	(20,866)
Tangible assets	$ 7,688,856	$ 7,790,143	$ 7,854,450	$ 7,748,695	$ 7,672,731
Common Shares Outstanding	21,551,402	21,594,546	21,854,800	22,111,454	22,214,913
Tangible Common Equity to Tangible Assets	6.55 %	6.01 %	6.19 %	6.24 %	6.06 %
Tangible Book Value Per Share	$ 23.35	$ 21.67	$ 22.24	$ 21.87	$ 20.94
Tangible Book Value Per Share, excluding AOCI	$ 26.91	$ 26.35	$ 26.11	$ 25.39	$ 24.72

Return on Average Tangible Common Equity (ROATCE)

	For the Quarter Ended				
(dollars in thousands)	December 31, 2023	September 30, 2023[1]	June 30, 2023	March 31, 2023	December 31, 2022
Net income available to common shareholders	$ 18,483	$ 9,173	$ 19,347	$ 19,544	$ 29,703
Average total shareholders' equity—GAAP	$ 764,790	$ 771,625	$ 776,791	$ 767,186	$ 749,183
Adjustments:					
Preferred Stock	(110,548)	(110,548)	(110,548)	(110,548)	(110,548)
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(16,644)	(17,782)	(18,937)	(20,184)	(22,859)
Average tangible common equity	$ 475,694	$ 481,391	$ 485,402	$ 474,550	$ 453,872
ROATCE	15.41 %	7.56 %	15.99 %	16.70 %	25.89 %

Notes:
(1) **September 30, 2023 amounts include the impact of the revision stated in the Fourth Quarter 2023 Earnings Release**

32
Midland States Bancorp, Inc.